EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Long-Term Incentive Plan of NCI Building Systems, Inc. of our report dated December 22, 2008, with respect to the consolidated financial statements and schedule of NCI Building Systems, Inc., for the year ended November 2, 2008, attached as Exhibit 99.1 to NCI Building Systems, Inc.’s Current Report on Form 8-K filed September 10, 2009, with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas
October 16, 2009